UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2025

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street
Houston, Texas 77010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2025, Hess Midstream LP, a Delaware limited partnership (the “Company”), Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), Hess Midstream GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC” and, together with the General Partner, the “GP Entities”), GIP II Blue Holding, L.P., a Delaware limited partnership (the “Selling Shareholder”), and Goldman Sachs & Co. LLC, as underwriter (the “Underwriter”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth therein, 11,000,000 Class A shares representing limited partner interests in the Company (the “Class A Shares”) at a price to the public of $39.45 per Class A Share, less underwriting discounts (the “Secondary Offering”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholder also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 1,650,000 Class A Shares at the same price per share as the Class A Shares. The Selling Shareholder completed the sale of an aggregate 11,000,000 Class A Shares to the Underwriter on February 12, 2025. The Selling Shareholder received net proceeds from the Secondary Offering of $430,210,000, after deducting underwriting discounts. The Company did not receive any proceeds in the Secondary Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Shareholder and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company and the Selling Shareholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

Pursuant to the Underwriting Agreement, the Company, the GP Entities, the Selling Shareholder and Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), have agreed not to sell or otherwise dispose of any Class A Shares held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter, subject to certain exceptions.

The Secondary Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-270028), a base prospectus dated February 27, 2023, included as part of the registration statement, and a prospectus supplement, dated February 10, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company or the Selling Shareholder. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Latham & Watkins LLP relating to the validity of the Class A Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Notes Indenture

On February 12, 2025, in connection with the closing of the previously announced offering (the “Notes Offering”) and issuance by Hess Midstream Operations LP, a Delaware limited partnership (the “Issuer”), and consolidated subsidiary of the Company, of $800,000,000 in aggregate principal amount of its 5.875% senior notes due 2028 (the “Notes”), the Issuer entered into an indenture, dated as of February 12, 2025 (the “Indenture”), with Computershare Trust Company, N.A., as trustee, and the Guarantors (as defined below) party thereto. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking certain transactions with the Issuer’s affiliates, and limitations on asset sales.

The Notes will be fully and unconditionally guaranteed by all of the Issuer’s direct and indirect wholly owned subsidiaries that provide a guarantee under the Issuer’s senior secured revolving credit facility (together, the “Guarantors”).

The Notes were sold only to “qualified institutional buyers” pursuant to Rule 144A and outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to March 1, 2026, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings, subject to certain conditions. At any time prior to March 1, 2026, the Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to but not including the redemption date. The Issuer may also redeem all or a part of the Notes at any time on or after March 1, 2026, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but not including the redemption date. If the Issuer experiences a Change of Control Triggering Event (as defined in the Indenture), the Issuer will be required to offer to repurchase the Notes in cash at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of the holders of the Notes.

The Notes rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior to all of the Issuer’s future subordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future secured debt, including amounts outstanding under the Issuer’s Credit Facilities (as defined in the Indenture), to the extent of the value of the collateral securing such debt, and are structurally subordinated to the secured and unsecured debt (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

The Issuer intends to use the proceeds from the Notes Offering to redeem its outstanding 5.625% senior notes due 2026 (the “2026 Notes”). The Issuer delivered a notice of redemption in respect of the 2026 Notes on February 3, 2025.

The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Company is managed and controlled by GP LLC. GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP”), and HIP GP is owned 50% by HINDL and 50% by the Selling Shareholder. As a result, certain individuals, including officers and directors of Hess Corporation, HINDL, the Selling Shareholder, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities.

Item 8.01 Other Events.

On February 10, 2025, the Company issued press releases announcing the launch and pricing of the Secondary Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1*	Underwriting Agreement, dated February 10, 2025, by and among Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, GIP II Blue Holding, L.P. and Goldman Sachs & Co. LLC

4.1	Indenture, dated as of February 12, 2025, by and among the Issuer, the Guarantors and Computershare Trust Company, N.A., as trustee

5.1	Opinion of Latham and Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by the Company on February 10, 2025 (announcing the launch of the Secondary Offering)

99.2	Press Release issued by the Company on February 10, 2025 (announcing the pricing of the Secondary Offering)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: February 12, 2025	By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer